SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 10, 2010

CAPLEASE, INC.
(Exact name of registrant as specified in its charter)

Maryland	1-32039	52-2414533
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1065 Avenue of the Americas, New York, NY		10018
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (212) 217-6300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On May 11, 2010, CapLease, Inc. (the “Company”) announced the expiration and final results of its previously announced cash tender offer to purchase (the “Tender Offer”) any and all of its outstanding 7.50% convertible senior notes due 2027 (the “Notes”).

The tender offer expired at 12:00 midnight, New York City time on May 10, 2010.  The Company received tenders of $13.5 million aggregate principal amount of Notes, all of which have been accepted for purchase by CapLease.  The notes tendered were paid for by the Company and retired on May 12, 2010.

This statement is for informational purposes only and is not an offer to buy, or the solicitation of an offer to sell, any Notes.  The Offer was made solely by and subject to the terms and conditions set forth in a Schedule TO, as amended (including the Offer to Purchase that has been filed by the Company with the Securities and Exchange Commission (“SEC”)).  The Schedule TO, as amended, and Offer to Purchase are filed with the SEC and are available free of charge on the SEC’s website at www.sec.gov.

A copy of the press release announcing the expiration and final results of the Tender Offer is hereby incorporated by reference and attached hereto as Exhibit 99.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

99	Press Release announcing the expiration and final results of the Tender Offer, dated May 11, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPLEASE, INC.

By:	/s/ Paul C. Hughes
Paul C. Hughes
Vice President, General Counsel and Corporate Secretary

Date:  May 13, 2010